UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2021

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement
Merger Agreement
On May 28, 2021 (the “Closing Date”), Mitek Systems, Inc., a Delaware corporation (the “Company”), ID R&D, Inc. a New York corporation (“ID R&D”), Ibis Merger Sub, Inc., a New York corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Alexey Khitrov, an individual entering into the Merger Agreement solely in his capacity as the representative of the equityholders of ID R&D (the “Representative”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub merged with and into ID R&D (the “Merger”), with ID R&D continuing as the surviving corporation and a direct, wholly-owned subsidiary of the Company. The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.
Pursuant to the Merger, the outstanding shares of ID R&D common and preferred stock, convertible promissory notes of ID R&D, the outstanding but unexercised employee stock options to purchase shares of ID R&D common stock, and other equity or non-equity awards were converted into the right to receive total consideration consisting of (i) 867,226 shares of Company common stock, par value $0.001 per share (“Common Stock”), (ii) $13.0 million in cash, subject to adjustments for transaction expenses, escrow amounts, indebtedness and working capital adjustments (the “Initial Cash Payment”), and (iii) certain deferred payments in connection with the earnout described below and funds to be released from escrow upon the satisfaction of the conditions set forth in the Merger Agreement.
Pursuant to the terms of the Merger Agreement, the equityholders of ID R&D may become entitled to receive additional consideration upon achievement of certain milestones as follows (collectively, the “Earnout Payments”), subject to ID R&D’s achievement of target revenue for the period commencing on the Closing Date and ending on the one year anniversary thereof, and the period commencing on the one year anniversary of the Closing Date and ending on the one year anniversary thereof (each such period, an “Earnout Period”), the Company will pay the ID R&D equityholders an aggregate maximum amount of approximately $12.25 million with respect to the first Earnout Period and approximately $9.8 million with respect to the second Earnout Period, with 15% of the first Earnout Period’s Earnout Payment to be deposited (as additional funds) into an escrow fund described below. The Company shall make the Earnout Payments in the form of cash and Common Stock as set forth in the Merger Agreement. The Company has granted the Representative an option to shift the Earnout Period(s) out by one year, pursuant to the terms of the Merger Agreement. Moreover, in the event actual revenue for an Earnout Period exceeds the target revenue for such period, the amount of such excess will be credited towards the achievement of the subsequent Earnout Period’s Earnout Payment.
At the closing of the Merger, the Company deposited a portion of the Initial Cash Payment and a number of shares of the Company’s common stock having a collective value of approximately $4.0 million into an escrow fund to serve as collateral and partial security for working capital adjustments and certain indemnification rights of the Company. As indicated above, 15% of the Earnout Payment with respect to first Earnout Period, if and when earned, will also be deposited into the escrow fund. The escrow fund will be maintained for up to 24 months following the completion of the Merger or until such earlier time as the escrow fund is exhausted.
The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K pursuant to applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) in order to provide investors and stockholders with information regarding its terms. It is not intended, however, to provide any other factual information about the Company, ID R&D, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for purposes of the Merger Agreement and as of specific dates, are intended solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by certain confidential disclosures made and negotiated for purposes of allocating contractual risk among the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors and stockholders. Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be reflected fully in the Company’s public disclosures. As a result of the foregoing, investors and stockholders are strongly encouraged not to rely on the representations, warranties and covenants contained in the Merger Agreement, or on any descriptions thereof, as accurate characterizations of the state of facts or condition of the Company, ID R&D, their respective subsidiaries and affiliates, or any other party.
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.01 by reference.

Item 3.02. Unregistered Sale of Equity Securities.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 3.02 by reference.
The shares of the Company’s common stock that will be issued to the ID R&D equityholders will be issued in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation D of the Securities Act.
Item 8.01. Other Events.
On May 28, 2021, the Company issued a press release relating to the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
Exhibits. The exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K (17 CFR 229.601) and Instruction B.2 to this form.

Exhibit Number	Description
2.1+†
Agreement and Plan of Merger, dated as of May 28, 2021, by and among Mitek Systems, Inc., Ibis Merger Sub, Inc., ID R&D, Inc. and Alexey Khitrov, solely in his capacity as representative of the equityholders of ID R&D, Inc.

99.1	Press Release issued on May 28, 2021
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)
+ Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.
† Non-material schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

June 1, 2021	By:	/s/ Jason Gray
Jason Gray
Chief Legal Officer

Exhibit Index

Exhibit Number	Description
2.1+†
Agreement and Plan of Merger, dated as of May 28, 2021, by and among Mitek Systems, Inc., Ibis Merger Sub, Inc., ID R&D, Inc. and Alexey Khitrov, solely in his capacity as representative of the equityholders of ID R&D, Inc.

99.1	Press Release issued on June 1, 2021
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)
+ Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.
† Non-material schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.